EXHIBIT 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 26, 2010, relating to the financial statements of Campbell Alternative Asset Trust appearing in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
 June 25, 2010